Exhibit 99.1

Securities Litigation against Cano Petroleum is Dismissed

FORT WORTH, Texas—(BUSINESS WIRE)—Cano Petroleum, Inc. (NYSE Amex: CFW) today announced that, on December 3, 2009, the United States District Court for the Northern District of Texas granted motions to dismiss all claims brought by the plaintiff, Truk International Fund LP, against Cano and its officers, directors and underwriters arising out of the June 26, 2008 public equity offering of Cano common stock.

About Cano

Cano Petroleum, Inc. is an independent Texas-based energy producer with properties in the mid-continent region of the United States. Led by an experienced management team, Cano’s primary focus is on increasing domestic production from proven fields using enhanced recovery methods. Cano trades on the NYSE Amex under the ticker symbol CFW.  Additional information is available at www.canopetro.com.

Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The company intends that all such statements be subject to the “safe-harbor” provisions of those Acts.  Many important risks, factors and conditions may cause the company’s actual results to differ materially from those discussed in any such forward-looking statement.  These risks include, but are not limited to, estimates or forecasts of reserves, estimates or forecasts of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Cano Petroleum, Inc. to obtain additional capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission.  The historical results achieved by the company are not necessarily indicative of its future prospects.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries, contact:

Ben Daitch

Senior Vice President & CFO

Cano Petroleum, Inc.

877.698.0900

INFO@canopetro.com